UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): December 22, 2008
GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
SIGNATURE

ITEM 8.01. OTHER EVENTS.
On December 22, 2008, in response to a softening of demand in the containerboard markets, Graphic Packaging International, Inc., a subsidiary of Graphic Packaging Holding Company (the “Company”), shut down its No. 1 paper machine at its West Monroe, Louisiana mill. The No. 1 paper machine produces approximately 128,000 tons of corrugated medium annually, which is primarily used in the production of containerboard. The Company currently expects the shut down to last approximately two weeks and to incur certain unusual costs and charges related to such shut down.
The decision to shut down the No. 1 machine was made after November turned out to be an unprecedented weak month for containerboard box shipments across the industry. Given the unusual economic conditions, the Company took this action to better balance inventory levels with customer demand and minimize costs associated with excess working capital. If volatile market conditions continue in 2009, the Company plans to take similar extraordinary actions to align all of its mill operating schedules to match customer demand and minimize its investment in working capital.
Forward Looking Statements
Statements of the Company’s plans relating to the No. 1 paper machine and with respect to aligning mill operations to customer demand in this report constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual actions to differ materially from the Company’s present expectations. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s other periodic filings with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY
(Registrant)
Date: December 22, 2008	By:	/s/ Laura Lynn Smith
Counsel and Assistant Secretary